UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 17, 2012
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1362

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 2.01.           Completion of Acquisition or Disposition of Assets

On December 10, 2012, Digital Cinema Destinations Corp. ("we," "our," "us," or the "Company"), together with Start Media, LLC (“Start Media”), organized Start Media/Digiplex, LLC (“JV”).  During the week of December 17, 2012, wholly-owned subsidiary limited liability companies of (“JV”) (individually, a “JV Purchaser” and collectively, the “JV Purchasers”) acquired seven movie theaters (six of which are located in southern California and one of which is near Phoenix, Arizona), with an aggregate of 74 fully digital screens, from seven sellers affiliated with one another (collectively, the “UltraStar Sellers”), for an aggregate purchase price of approximately $11.4 million (subject to post-closing adjustments), consisting of $8 million in cash plus approximately 615,203 shares of our Class A common stock (collectively, the “UltraStar Acquisitions”).  The number of shares of our Class A common stock delivered to the UltraStar Sellers is subject to adjustment and up to an additional 263,117 shares may be delivered in the future.  JV either assumed the operating leases for the theaters, subject to certain amendments of the leases or, in one case, executed a new lease.  JV has not assumed any liabilities of the UltraStar Sellers, all of which are being retained by the UltraStar Sellers.  In addition, JV will pay over the next 12 months an aggregate of $400,000 for advisory services rendered to JV,by Dominick & Dominick LLC..  Further information with respect to JV and the UltraStar Acquisitions was included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2012.

Item 3.02.           Unregistered Sale of Equity Securities.

In connection with the UltraStar Acquisitions, we issued and delivered to the UltraStar Sellers 615,203 shares of our Class A common stock which is subject to adjustment and up to an additional 263,117 shares may be issued and delivered to the UltraStar Sellers in the future.  In addition, in connection with the formation of JV, we issued to Start Media a warrant to purchase, for a five-year period, 500,000 shares of our Class A common stock, at an exercise price of $6.10 per share.  The information set forth in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.           Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed herewith.  The financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed herewith.  The pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

4.3	Form of Stock Purchase Warrant issued by Digital Cinema Destinations Corp. to Start Media, LLC dated December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: December 21, 2012	By:	/s/ A. Dale Mayo
	Name:	A. Dale Mayo
	Title:	Chief Executive Officer and Chairman